SECOND AMENDMENT TO THE

THE TAUBMAN COMPANY LONG-TERM PERFORMANCE COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2000)

WHEREAS, THE TAUBMAN COMPANY LLC (formerly The Taubman Company Limited Partnership) (the “Company”) has adopted and maintains The Taubman Company Long-Term Performance Compensation Plan, as most recently amended and restated effective January 1, 2000 (the “Plan”); and

WHEREAS, pursuant to Section 7.1 of the Plan, the Compensation Committee of the Board of Directors of Taubman Centers, Inc. (the “Compensation Committee”) has the authority to amend the Plan; and

WHEREAS, the Compensation Committee desires to amend the Plan, effective as of January 1, 2005, to comply with new provisions in the law enacted as Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder, with respect to awards granted under the Plan that were not vested as of December 31, 2004.

NOW, THEREFORE, Section 6.6(A)(d) of the Plan is hereby amended, reading as follows:

“(d)        Deadline for Deferral Election. Any election by a Participant to defer the Settlement Date for a Sub Account pursuant to this Section 6.6A must be made no later than, and shall become irrevocable on, December 31, 2005.”

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of the date written below.

TAUBMAN REALTY GROUP,
a Delaware limited partnership

By:	Taubman Centers, Inc.
Its:	Managing General Partner

By:     /s/ Esther R. Blum

Esther R. Blum

Its:	Senior Vice President, Controller
and Chief Accounting Officer

Date:	December 10, 2005